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                                                                      EXHIBIT 16

             [JOSEPH DECOSIMO AND COMPANY LETTERHEAD APPEARS HERE]



                               January 30, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir:

We have read and agree with the comments related to the termination of the client-auditor relationship between SOUTHWEST ROYALTIES, INC. and Joseph Decosimo and Company, LLP included under the caption "Experts" in the Registration Statement on Form S-4.


                            JOSEPH DECOSIMO AND COMPANY
                            A Tennessee Registered Limited Liability Partnership